UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) October 22, 2024

BioVie Inc.
(Exact Name of Registrant as Specified in Its Charter)

Nevada	001-39015	46-2510769
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

680 W Nye Lane Suite 201 Carson City, NV	89703
(Address of Principal Executive Offices)	(Zip Code)

(775) 888-3162
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	BIVI	The Nasdaq Stock Market, LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

On October 22, 2024, BioVie Inc. (the “Company”) issued a press release announcing the closing of the Offering (as defined below). A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

The information in this Item 7.01, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 8.01 Other Events.

Registered Direct Offering and Concurrent Private Placement

On October 22, 2024, the Company announced that it had closed the previously announced registered direct offering of 4,443,000 shares (the “Shares”) of its Class A common stock, par value $0.0001 per share (the “Common Stock”), at a purchase price of $1.50 per Share (the “Registered Direct Offering”), and a concurrent private placement of warrants to purchase up to 4,443,000 shares of Common Stock (the “Warrants”) (CUSIP 09074F 157) at an exercise price of $1.37 per share (the “Private Placement” and, together with the Registered Direct Offering, the “Offering”). The gross proceeds to the Company from the Offering were approximately $6,664,500, before deducting placement agent fees and offering expenses of approximately $902,560. The Company intends to use the net proceeds from the Offering primarily for working capital and general corporate purposes.

Acuitas Warrant

On October 22, 2024, the Company notified Acuitas Group Holdings, LLC (“Acuitas”) of an adjustment to the exercise price (“Exercise Price”) of the warrant to purchase shares of Common Stock expiring July 15, 2028 (the “Acuitas Warrant”) that was issued by the Company to Acuitas pursuant to the Securities Purchase Agreement (the “SPA”), dated as of July 15, 2022, by and between the Company and Acuitas.

Pursuant to Section 3(b) of the Acuitas Warrant, if the Company, at any time while the Acuitas Warrant is outstanding, issues shares of Common Stock or securities or rights convertible or exchangeable into shares of Common Stock at a price per share less than the Exercise Price, then the Exercise Price is reduced to such lower price per share. Accordingly, the Company gave notice to Acuitas that, effective at the close of business on October 22, 2024, the Exercise Price will be adjusted from $1.53 to $1.37, which was the exercise price per share of the Warrants sold in the Private Placement.

The foregoing descriptions of the SPA and Acuitas Warrant are not complete and are subject to and qualified in their entirety by reference to the full text of the SPA and the Acuitas Warrant, respectively, copies of which are attached as Exhibits 10.1 and 4.1 hereto, respectively, and are incorporated herein by reference.

Forward-Looking Statements

Certain of the statements made in this report are forward looking, such as those, among others, relating to the Company’s expectations regarding the timing and completion of the Offering. Actual results or developments may differ materially from those projected or implied in these forward-looking statements. Factors that may cause such a difference include risks and uncertainties related to completion of the Offering on the anticipated terms or at all, market conditions and the satisfaction of customary closing conditions related to the Offering. More information about the risks and uncertainties faced by the Company is contained under the caption “Risk Factors” in the Company’s prospectus supplement on Form 424B5 filed with the U.S. Securities and Exchange Commission on October 22, 2024. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1	Form of Common Stock Purchase Warrant (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K/A filed with the SEC on July 18, 2022).
10.1	Securities Purchase Agreement, dated July 15, 2022, by and between the Company and Acuitas (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K/A filed with the SEC on July 18, 2022).
99.1	Press Release dated October 22, 2024.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 22, 2024

BIOVIE INC.

By:	/s/ Joanne Wendy Kim
Name:	Joanne Wendy Kim
Title:	Chief Financial Officer